Exhibit 99.1

PRESS RELEASE

CONTACT: Brian L. Cantrell Alliance Holdings GP, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Increases Quarterly Distribution by 2.8% to $0.4525 Per Unit and Reports Increased Fourth Quarter and Record Annual Financial Results

TULSA, OKLAHOMA, January 27, 2010 – Alliance Holdings GP, L.P. (NASDAQ: AHGP) today announced that the Board of Directors of its general partner (the “Board”) declared a quarterly cash distribution for the quarter ended December 31, 2009 (the “2009 Quarter”) of $0.4525 per unit, or an annualized rate of $1.81 per unit, which will be paid on February 19, 2010, to AHGP’s unitholders of record as of the close of trading on February 12, 2010.

The announced distribution represents a 12.4% increase over the $0.4025 per unit distribution (an annualized rate of $1.61 per unit) for the quarter ended December 31, 2008 (the “2008 Quarter”) and an increase of 2.8% over the third quarter 2009 distribution of $0.44 per unit (an annualized rate of $1.76 per unit).

The declared distribution is based on the distribution AHGP will receive from its ownership interests in Alliance Resource Partners, L.P. (NASDAQ: ARLP). ARLP today announced a quarterly distribution for the 2009 Quarter of $0.775 per unit, or $3.10 per unit on an annualized basis, payable on February 12, 2010 to all unitholders of record as of the close of trading on February 5, 2010. (See ARLP Press Release dated January 27, 2010.)

AHGP also reported net income for the 2009 Quarter of $26.0 million, or $0.43 per basic and diluted limited partner unit, an increase of 44.7 % compared to net income for the 2008 Quarter of $18.0 million, or $0.30 per basic and diluted limited partner unit. For the year ended December 31, 2009, AHGP’s net income increased 40.6% to a record $114.2 million, or $1.91 per basic and diluted limited partner unit, compared to net income for the year ended December 31, 2008 of $81.2 million, or $1.36 per basic and diluted limited partner unit. (For a discussion of net income presentation, please see the end of this release.)

AHGP currently has no other operating activities apart from those conducted by the operating subsidiaries of ARLP and reports its financial results on a consolidated basis with the financial results of ARLP. AHGP’s principal sources of cash flow are its ownership of general partner interests, limited partner interests and incentive distribution rights in ARLP. Based on ARLP’s current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of $27.9 million, or $111.7 million on an annualized basis. AHGP’s primary cash requirements are for working capital, distributions to its unitholders and general and administrative expenses, including for 2010 an estimated $2.3 million in general and administrative expenses associated

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with being a publicly traded limited partnership. At December 31, 2009, AHGP had no borrowings outstanding under its revolving credit facility.

AHGP and ARLP will discuss their 2009 Quarter financial results during a joint conference call scheduled for today at 10:00 a.m. Eastern. To participate in the conference call, dial (866) 761-0749 and provide pass code 84576634. International callers should dial (617) 614-2707 and provide the same pass code. Investors may also listen to the call via the “investor information” section of ARLP’s website at http://www.arlp.com or AHGP’s website at http://www.ahgp.com.

An audio replay of the conference call will be available for approximately one week. To access the audio replay, dial (888) 286-8010 and provide pass code 25542069. International callers should dial (617) 801-6888 and provide the same pass code.

This announcement is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b), with 100% of the partnership’s distributions to foreign investors attributable to income that is effectively connected with a United States trade or business. Accordingly, AHGP’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of ARLP, through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP. In addition, AHGP owns 15,544,169 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com. For more information, contact the investor relations department of AHGP at (918) 295-1415 or via e-mail at investorrelations@ahgp.com.

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The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

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FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: increased competition in coal markets and the ARLP Partnership’s ability to respond to the competition; sustained decreases in coal prices, which could adversely affect the ARLP Partnership’s operating results and cash flows; decreases in spot market prices for coal; risks associated with the ARLP Partnership’s expansion of its operations and properties; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; the impact and duration of the current worldwide economic downturn; liquidity constraints, including those resulting from the cost or unavailability of financing due to current credit market conditions; customer bankruptcies or cancellations or breaches to existing contracts; customer delays or defaults in making payments; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations, including those related to carbon emissions, and other factors; legislation, regulatory and court decisions and interpretations thereof, including issues related to climate change and miner health and safety; the ARLP Partnership’s productivity levels and margins earned on coal sales; greater than expected increases in raw material costs; greater than expected shortage of skilled labor; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulation, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risks associated with major mine-related accidents, such as mine fires, or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining the ARLP Partnership’s surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; coal market’s share of electricity generation; prices of fuel that compete with or impact coal usage, such as oil or natural gas; replacement of coal reserves; a loss or reduction of benefits from certain tax credits; and difficulty obtaining commercial property insurance, and risks associated with the ARLP Partnership’s participation (excluding any applicable deductible) in its commercial insurance property program.

Additional information concerning these and other factors can be found in AHGP’s public periodic filings with the Securities and Exchange Commission (“SEC”), including AHGP’s Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 6, 2009 with the SEC. Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended December 31		Year Ended December 31,
	2009	2008	2009	2008
SALES AND OPERATING REVENUES:
Coal sales	$282,363	$293,016	$1,163,871	$1,093,059
Transportation revenues	10,386	11,407	45,733	44,755
Other sales and operating revenues	5,327	6,421	20,998	18,327

Total revenues	298,076	310,844	1,230,602	1,156,141

EXPENSES:
Operating expenses (excluding depreciation, depletion and amortization)	191,834	218,552	797,527	801,854
Transportation expenses	10,386	11,407	45,733	44,755
Outside coal purchases	1,815	9,326	7,524	23,776
General and administrative	12,815	9,364	42,875	38,857
Depreciation, depletion and amortization	33,757	30,981	117,524	105,278
Gain from sale of coal reserves	—	—	—	(5,159)
Net gain from insurance settlement and other	—	—	—	(2,790)

Total operating expenses	250,607	279,630	1,011,183	1,006,571

INCOME FROM OPERATIONS	47,469	31,214	219,419	149,570
Interest expense	(7,383)	(7,773)	(30,847)	(22,145)
Interest income	1	1,328	1,066	3,776
Other income	693	177	1,247	875

INCOME BEFORE INCOME TAXES	40,780	24,946	190,885	132,076
INCOME TAX EXPENSE (BENEFIT)	(102)	153	709	(480)

NET INCOME	40,882	24,793	190,176	132,556
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(14,890)	(6,825)	(75,960)	(51,342)

NET INCOME ATTRIBUTABLE TO ALLIANCE HOLDINGS GP, L.P. (“NET INCOME OF AHGP”)	$25,992	$17,968	$114,216	$81,214

BASIC AND DILUTED NET INCOME OF AHGP PER LIMITED PARTNER UNIT	$0.43	$0.30	$1.91	$1.36

DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.44	$0.39	$1.685	$1.3175

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING-BASIC AND DILUTED	59,863,000	59,863,000	59,863,000	59,863,000

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	December 31,
	2009	2008
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$24,361	$246,708
Trade receivables	91,223	87,922
Other receivables	3,159	6,021
Inventories	64,357	26,510
Advance royalties	3,629	3,200
Prepaid expenses and other assets	8,889	10,162

Total current assets	195,618	380,523

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	1,378,914	1,085,214
Less accumulated depreciation, depletion and amortization	(556,370)	(468,784)

Total property, plant and equipment, net	822,544	616,430
OTHER ASSETS:
Advance royalties	26,802	23,828
Other long-term assets	9,303	11,845

Total other assets	36,105	35,673

TOTAL ASSETS	$1,054,267	$1,032,626

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$63,496	$63,991
Due to affiliates	27	54
Accrued taxes other than income taxes	10,792	11,235
Accrued payroll and related expenses	22,101	20,555
Accrued interest	2,918	3,454
Workers’ compensation and pneumoconiosis benefits	9,886	9,377
Current capital lease obligation	324	351
Other current liabilities	11,205	12,671
Current maturities, long-term debt	18,000	18,000

Total current liabilities	138,749	139,688

LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities	422,000	440,000
Pneumoconiosis benefits	34,344	31,436
Accrued pension benefit	19,696	19,952
Workers’ compensation	53,845	47,828
Asset retirement obligations	53,116	56,204
Due to affiliates	314	103
Long-term capital lease obligation	460	784
Other liabilities	9,043	5,459

Total long-term liabilities	592,818	601,766

Total liabilities	731,567	741,454

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Alliance Holdings GP, L.P. (“AHGP”) Partners’ Capital:
Limited Partners – Common Unitholders 59,863,000 units outstanding, respectively	269,742	256,395
Accumulated other comprehensive loss	(7,465)	(8,673)

Total AHGP Partners’ Capital	262,277	247,722
Noncontrolling interests	60,423	43,450

Total Partners’ Capital	322,700	291,172

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$1,054,267	$1,032,626

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,
	2009	2008
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	$280,802	$259,311

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(328,162)	(176,482)
Changes in accounts payable and accrued liabilities	5,727	10,046
Proceeds from sale of property, plant and equipment	8	2,708
Proceeds from sale of coal reserves	—	7,159
Purchase of marketable securities	(4,527)	—
Proceeds from marketable securities	4,527	—
Payment for acquisition of coal reserves and other assets	—	(29,800)
Receipts of prior advances on Gibson rail project	2,295	2,244

Net cash used in investing activities	(320,132)	(184,125)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	—	350,000
Borrowings under revolving credit facilities	—	88,850
Payments under revolving credit facilities	—	(116,850)
Payments on capital lease obligation	(351)	(377)
Payment on long-term debt	(18,000)	(18,000)
Payment of debt issuance costs	(339)	(1,721)
Purchase of options on limited partner common units	—	(22)
Net settlement of employee withholding taxes on vesting of ARLP Long-Term Incentive Plan	(791)	—
Contributions to consolidated partnership from affiliate noncontrolling interest	—	1
Contribution by limited partner-affiliate	—	816
Distributions paid by consolidated partnership to noncontrolling interests	(63,320)	(54,089)
Distributions paid to Partners	(100,869)	(78,869)

Net cash (used in) provided by financing activities	(183,670)	169,739

EFFECT OF CURRENCY TRANSLATION ON CASH	653	—

NET CHANGE IN CASH AND CASH EQUIVALENTS	(222,347)	244,925

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	246,708	1,783

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$24,361	$246,708

Presentation of Net Income

On January 1, 2009, we adopted the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810-10-65 and FASB ASC 810-10-45-16 (Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements), which establishes accounting and reporting standards for noncontrolling ownership interest in subsidiaries. Prior to adoption of FASB ASC 810-10-65 and FASB ASC 810-10-45-16, consolidated net income included earnings attributable to AHGP but excluded earnings attributable to noncontrolling interests. Consolidated net income now includes earnings attributable to both AHGP and noncontrolling interests. Unless otherwise noted, any reference to net income in this release represents net income attributable to AHGP.

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